Exhibit 3.1

CSA-00__	INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	** **

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

CUSIP 16842Q 100		See Reverse Side For
Certain Definitions
TOTAL AUTHORIZED ISSUE 100,000,000 SHARES

70,000,000 SHARES PAR VALUE $.0001 EACH	20,000,000 SHARES PAR VALUE $.0001 EACH	10,000,000 SHARES PAR VALUE $.0001 EACH
CLASS A COMMON STOCK	CLASS B COMMON STOCK	BLANK CHECK PREFERRED STOCK

This is to Certify that                                                                                                                                   is the owner of

                                                                                             **                                         **

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK OF

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC. (the "Corporation")

transferrable on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney, upon surrender of this Certificate, properly endorsed.

IN WITNESS WHEREOF, the signature of the Corporation's duly authorized officer is set forth below.

Dated:

William J. Rouhana, Jr. Executive Chairman	Scott W. Seaton, Vice Chairman